Exhibit 10.1

Certain identified information
marked with “[***]” has been
omitted from this document
because it is both (i) not material
and (ii) the type that the registrant
treats as private or confidential.

SUBSCRIPTION AGREEMENT AND PLAN OF REORGANIZATION

Mondee Holdings, Inc.
10800 Pecan Park Blvd.
Suite 315
Austin, Texas 78750
Ladies and Gentlemen:
WHEREAS, Mondee Holdings, Inc. (the “Company”) is currently seeking to raise up to $1.3 million from the sale of its Series A-3 Preferred Stock (the “Shares”) at a purchase price of $1,000 per share. The offering of the Shares (the “Offering”) is being made by the Company. The undersigned (“Subscriber”), as an Accredited Investor (as defined below), desires to purchase the number of Shares set forth at the foot of this Subscription Agreement and Plan of Reorganization (this “Agreement”). This Offering is solely to “accredited investors” (each, an “Accredited Investor,” and collectively the “Accredited Investors”) as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, the Company desires to (a) amend and restate that certain Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock, approved by the Board of Directors of the Company as of October 17, 2023 (the “October 2023 Certificate of Designation”), which will reflect the terms of the Shares issued to Subscriber hereunder and reflect amended terms for and a reclassification of the Series A-1 Preferred Stock previously issued to Subscriber under the October 2023 Certificate of Designation (the “Original Shares”) to Series A-2 Preferred Stock under the Certificate of Designation (as defined below), and (b) to induce Subscriber to enter into this Agreement, enter into an amended and restated warrant agreement, dated as of the date hereof (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Agent”), pursuant to which the Company will issue and deliver to Subscriber (i) 150,000 warrants (the “Replacement Warrants”) to replace the warrants issued to Subscriber under the warrant agreement, dated as of September 29, 2022, which were surrendered to the Company and cancelled (the “Original Warrants”), plus (ii) an additional 19,500 whole warrants (the “Incremental Warrants” and together with the Replacement Warrants, the “New Warrants”) (the transactions described in this sentence, the “Reorganization Transactions”); and
WHEREAS, the Company hereby approves the Reorganization Transactions and shall amend and restate the October 2023 Certificate of Designation, issue the number of Shares set forth on the Signature Page (as hereinafter defined), cancel the Original Warrants held by Subscriber and issue the New Warrants pursuant to the execution of this Agreement;
Subscriber and the Company hereby agree as follows:
1.Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Accredited Investor” has the meaning set forth in the preamble.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of the foregoing, (a) a Person shall be deemed to control a specified Person if such Person (or a Family Member of such Person) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person or (b) if such other Person is at such time a direct or indirect beneficial holder of at least 10% of any class of the Equity Interests of such specified Person.
“Agent” has the meaning set forth in the preamble.
“Agreement” has the meaning set forth in the preamble.
“Anti-Corruption Laws” has the meaning set forth in Section 4.13.
“Blocked Person” has the meaning set forth in Section 4.13.
“Certificate of Designation” means that certain Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock approved by the Board of Directors of the Company as of December 14, 2023 pursuant to the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock, dated October 17, 2023.
“Closing” has the meaning set forth in Section 3.
“Code” has the meaning set forth in Section 19.
“Company” has the meaning set forth in Section 19.
“Common Stock” has the meaning set forth in Section 5.2.
“Company” has the meaning set forth in the preamble.
“Company’s Knowledge” means the actual knowledge after reasonable investigation of the Company executive officers with respect to an item, fact or matter, unless defined otherwise with respect to a particular section or subsection of this Agreement.
“Disclosure Time” has the meaning set forth in Section 18.
“Eligibility Deadline” has the meaning set forth in Section 21.
“Family Member” means, with respect to any individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person or such Person’s spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the

Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian.
“Financial Statements” has the meaning set forth in Section 5.15.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means any federal, state or local or foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any mediator, arbitrator or arbitral body.
“Government Official” means any: (a) employee or official of any Governmental Authority; or (b) political party or party official.
“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.
“Intellectual Property” means (a) trademarks, service marks, brand names, corporate names, domain names, logos, trade dress, trade names and other indicia of origin, and all goodwill associated therewith and symbolized thereby; (b) patents and patent applications; (c) trade secrets, including data, inventions, concepts, formulae, research and development information, discoveries and improvements, processes and techniques, know-how, analytical models, specifications, designs, plans, drawings, financial, marketing and business plans and data, and customer and supplier lists, in each case, to the extent protectable by applicable trade secret Laws; (d) copyrights (including copyrights in software and databases), (e) computer software programs (including all information systems, data files and databases, libraries, binaries, source and object codes and user interfaces) and (f) all other proprietary rights and intellectual property rights.
“Intended Tax Treatment” has the meaning set forth in the Section 19.
“Law” means any constitution, law (including common law), statute, standard, ordinance, code, rule, regulation, resolution or promulgation enacted by any Governmental Authority, or any Government Order.
“Material Adverse Effect” has the meaning set forth in Section 5.1.
“Material Contract” means each contract, lease, license, permit or other agreement that (a) the termination or breach of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) on which the business of the Company and its subsidiaries is substantially dependent, or (c) (i) requires, or is reasonably expected (in the good faith judgment of the Company) to require, aggregate payments by or to any or all of the Company and its subsidiaries in any fiscal year in excess of 5% of the gross revenue of the Company and its subsidiaries in such fiscal year, or (ii) the Company and its subsidiaries received or made aggregate payments with respect thereto in the most recently ended fiscal year in excess of 5% of the gross revenue of the Company and its subsidiaries in such fiscal year.
“Money Laundering Laws” has the meaning set forth in Section 4.13.
“October 2023 Certificate of Designation” has the meaning set forth in the recitals.
“OFAC” has the meaning set forth in Section 4.13.
“Offering” has the meaning set forth in the preamble.
“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business that is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures) and that is taken in the ordinary course of the normal day-to-day operations of such Person.
“Original Certificate of Designation” has the meaning set forth in the preamble.
“Original Shares” has the meaning set forth in the preamble.
“Original Warrants” has the meaning set forth in the preamble.
“Penalty Warrants” has the meaning set forth in Section 21.
“Permitted Liens” means any liens securing the obligations under the Pledge and Security Agreement, dated as of December 23, 2019, among the Company, the subsidiaries of the Company party thereto, TCW Asset Management Company LLC, as agent, and the various lenders from time to time party thereto (as amended, supplemented, or amended and restated through the date hereof).
“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
“Preferred Stock” has the meaning set forth in Section 5.2.
“Registration Rights Agreement” has the meaning set forth in Section 5.1.
“Reorganization Transactions” has the meaning set forth in the preamble.
“Replacement Warrants” has the meaning set forth in the preamble.
“Sarbanes-Oxley Act” has the meaning set forth in Section 5.18.
“SEC Reports” has the meaning set forth in Section 5.14.

“Second Amended and Restated Registration Rights Agreement” has the meaning set forth in Section 5.1.
“Securities Act” has the meaning set forth in the preamble.
“Shares” has the meaning set forth in the preamble.
“Signature Page” has the meaning set forth in Section 2.
“Subscriber” has the meaning set forth in the preamble.
“Subscriber’s Knowledge” means the actual knowledge after reasonable investigation of Subscriber’s executive officers with respect to an item, fact or matter, unless defined otherwise with respect to a particular section or subsection of this Agreement.
“Warrant Agreement” has the meaning set forth in Section 2.
“Warrants” has the meaning set forth in Section 2.
“USRPHC” has the meaning set forth in Section 20.4.
2.Subscription. Subscriber hereby subscribes for, and agrees to purchase from, the Company the number of Shares set forth on the signature page to this Agreement (the “Signature Page”) and the Company hereby agrees to issue such Shares to Subscriber. In order to replace the Original Warrants that were canceled, and to induce Subscriber to enter into this Agreement, the Company agrees that it will, concurrently with and contingent upon the occurrence of the Closing (as defined below), issue to Subscriber such number of New Warrants set forth on the Signature Page (together with any Penalty Warrants, the “Warrants”), which shall be issued under the Warrant Agreement.
3.Purchase Procedure. Subscriber acknowledges that, in order to subscribe for the Shares, it must, and does hereby, deliver to the Company an executed counterpart of the Signature Page attached to this Agreement and a check or wire representing the total amount of the investment as set forth on the Signature Page made payable to “Mondee Holdings, Inc.”. Before consummation of the purchase of the Shares (the “Closing”), the Company shall deliver to each Subscriber a certificate representing the Shares being purchased by such Subscriber, together with evidence of the issuance to Subscriber of the Warrants being issued thereto pursuant to the terms hereof.
4.Representations of Subscriber. By executing this Agreement, Subscriber represents, warrants, acknowledges and agrees as follows:
1.1.Subscriber is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.
1.2.The execution, delivery and performance by Subscriber of this Agreement have been duly authorized by all necessary action of Subscriber and do not and will not (a) violate any of the organizational documents of Subscriber, (b) violate any provision of any law or any governmental rule or regulation applicable to Subscriber, or any order, judgment or decree of any court or other governmental authority binding on Subscriber; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any instrument, agreement, contract or other obligation of Subscriber, except, in the case of any such violation, conflict, breach or default under clauses (b) and (c), as would result be reasonably expected to result in a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby.
1.3.This Agreement has been duly executed and delivered by Subscriber, has been duly authorized and approved by all necessary action, and, assuming the due execution and delivery by the Company, constitutes a legally valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except for the public policy limitations on the enforceability of indemnification provisions for violations of the federal securities laws.
1.4.In making its decision to purchase the Shares, Subscriber represents that is has conducted and completed its own due diligence and has independently made its own analysis and decision with respect to the Offering. Subscriber acknowledges that it believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of Subscriber to rely thereon.
1.5.Subscriber understands that: (a) the Shares being purchased hereunder have not been registered under the Securities Act, and any applicable state securities laws, or the laws of any foreign jurisdiction; (b) Subscriber cannot sell the Shares unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; and (c) a legend will be placed on any certificate or certificates evidencing the Shares, stating that such Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of the Shares. Subscriber agrees not to resell the Shares without compliance with the Securities Act and any applicable state or foreign securities laws.
1.6.Subscriber: (a) is acquiring the Shares solely for Subscriber’s own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; (b) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares to any other person; and (c) agrees not to sell or otherwise transfer Subscriber’s Shares unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from any such registration is available. The undersigned is familiar with Rule 144 which imposes a holding period on Subscriber’s Shares before sales are potentially eligible to be made under Rule 144.
1.7.Subscriber understands that an investment in the Shares involves substantial risks, and Subscriber recognizes and understands the risks relating to the purchase of the Shares, including the fact that Subscriber could lose the entire amount of Subscriber’s investment in the Shares.
1.8.Subscriber has substantial investment expertise in private placements, venture capital offerings and start-up businesses, is familiar with the Company’s business as outlined in the SEC Reports (as defined below) and is knowledgeable about the risks associated with the business in which the Company is engaged and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Company.
1.9.Subscriber is an Accredited Investor.
1.10.Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber’s investment in the Company is reasonable in relation to Subscriber’s net worth and financial needs and Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Shares.
1.11.Subscriber understands that: (a) the Offering contemplated hereby has not been reviewed by any federal, state or other Governmental Authority or agency; (b) if required by the laws or regulations of said state(s) the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (c) documents used in connection with this Offering have not been reviewed or approved by any regulatory agency or Governmental Authority, nor has any such agency or Governmental Authority made any finding or determination as to the fairness of the Shares for investment.
1.12.Subscriber is aware that the Shares have not been registered under the Securities Act and that, except for a limited public market in shares of the Company’s Common Stock (as defined below), no established public market currently exists for the Shares and there can be no assurance that an established market will develop therefor.
1.13.Subscriber is not, and, to Subscriber’s Knowledge, no director, officer, agent, employee or Affiliate of Subscriber is (a) currently subject to, nor conducting business with the subject of, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or (b) listed, nor conducting business with any person or entity listed, on any sanctions list administered by OFAC (a “Blocked Person”).
Neither Subscriber nor any of its Affiliates or representatives, have taken any act that would cause Subscriber, as of the Closing, to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, or any other anti-corruption or anti-bribery laws or regulations applicable to Subscriber as of the date hereof (collectively, the “Anti-Corruption Laws”). Without limiting the generality of the foregoing, neither Subscriber nor any of its Affiliates or representatives have taken any act in violation of Anti-Corruption Laws in furtherance of a payment, an offer, a promise to pay, or an authorization or ratification of a payment of any gift, money or anything of value (a) to a Government Official or any person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official to obtain or retain business, or (b) to secure an improper advantage. To Subscriber’s Knowledge there is no investigation of, or request for information from, Subscriber by law enforcement officials regarding a violation or potential violation of the Anti-Corruption Laws. Subscriber and its Affiliates have received no written allegation and conducted no internal investigation related to a violation or potential violation of the Anti-Corruption Laws. Subscriber has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption compliance policy. To Subscriber’s Knowledge, none of the officers, directors, employees, agents or members of Subscriber are or were Government Officials. No Government Official, Governmental Authority, or Blocked Person owns an interest, whether direct or, to Subscriber’s Knowledge, indirect, legal or beneficial, in Subscriber or has or will receive any legal or beneficial interest in payments made to the Company pursuant to this Agreement. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.
Subscriber is in material compliance with, and in the past have complied with, all applicable laws and regulations relating to the prevention of money laundering of any governmental entity applicable to them or their property or in respect of their operations (“Money Laundering Laws”), including all applicable financial recordkeeping, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Subscriber with respect to Money Laundering Laws is pending or, to Subscriber’s knowledge threatened.
1.14.The certificates evidencing the Shares will contain a legend substantially as follows:
THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.
1.15.Subscriber expressly acknowledges and understands that, in connection with the offer and sale of the Shares described herein to Subscriber, the Company is relying upon Subscriber’s representations and warranties as contained in this Agreement.
5.Representations of Company. The Company represents, warrants, acknowledges and agrees as follows:

1.1.The Company (a) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, the Warrant Agreement, and the second amended and restated registration rights agreement, dated the date hereof, between the Company and the other parties thereto, related to the Warrants and the shares of Common Stock issuable upon the exercise thereof (the “Second Amended and Restated Registration Rights Agreement”) and to carry out the transactions contemplated hereby and thereby, and (c) is qualified to do business and in good standing in every jurisdiction where it is necessary to carry out its business and operations as now conducted, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be expected to result in, an adverse and material effect on its business, assets, operations, financial condition, or its ability to consummate the transactions contemplated hereunder and thereunder and perform its obligations hereunder and thereunder (a “Material Adverse Effect”).
1.2.The authorized capital stock of the Company consists of 750,000,000 shares of common stock (the “Common Stock”), and 250,000,000 shares of preferred stock (the “Preferred Stock”), each having a par value of $0.0001 per share. At the close of business on June 30, 2023, (i) 84,242,767 shares of Common Stock were issued and outstanding; (ii) 85,000 shares of Preferred Stock were issued and outstanding; (iii) 97,449 shares of Common Stock were reserved and issuable upon vesting of outstanding and promised restricted stock units pursuant to the Company’s existing 2022 Equity Incentive Plan; (iv) 0 shares of Common Stock were issuable upon exercise of vested and unvested outstanding options; (v) 1,507,500 shares of Common Stock were reserved and issuable upon exercise of outstanding warrants (none of which the Company intends to repurchase); and (vi) 8,629,065 shares were reserved for issuance for future awards under the Company existing 2022 Equity Incentive Plan. The outstanding shares of Common Stock and Preferred Stock of the Company are, and all shares of Common Stock which may be issued pursuant to the Company’s existing 2022 Equity Incentive Plan will, when issued, be, duly authorized, validly issued, fully paid and non-assessable and there are no other classes of interests of the Company outstanding. There are no preemptive rights or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued equity interests. There are not any bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote on any matters on which stockholders of the Company may vote. Except as described in this Section 5.2 or as required under this Agreement, the Second Amended and Restated Registration Rights Agreement, that certain amended and restated registration rights agreement by and among the Company and the other parties thereto, dated as of October 17, 2023, that certain registration rights agreement by and among the Company and the other parties thereto, dated September 29, 2022 or that certain registration rights agreement by and among the Company and the other parties thereto, dated July 18, 2022, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences, except under employment arrangements entered into prior to the date hereof.
1.3.The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, that certain Promissory Note, dated the date hereof, issued by the Company to Subscriber, and the Second Amended and Restated Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Company and do not and will not (a) violate any of the organizational documents of the Company, (b) violate any provision of any law or any governmental rule or regulation applicable to the Company, or any order, judgment or decree of any court or other Governmental Authority binding on the Company; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any instrument, agreement, contract or other obligation of the Company; (d) result in or require the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company; or (e) require any approval of stockholders of the Company, except, in the case of (b), (c) and (d) above, for such violations, conflicts, breaches, defaults, liens, charges or encumbrances as would not reasonably be expected to result in a Material Adverse Effect, and in the case of (e) above, for such approvals or consents which have been obtained.
1.4.Each of this Agreement, the Warrant Agreement and the Second Amended and Restated Registration Rights Agreement has been duly executed and delivered by the Company, and, assuming the due execution and delivery by the other parties thereto, as applicable, constitutes the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except for the public policy limitations on the enforceability of indemnification provisions for violations of the federal securities laws.
1.5.The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement and the Second Amended and Restated Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority except for the filing of a Form D, if applicable, with the Securities and Exchange Commission and any state securities commission, and the filing of a registration statement with the Securities and Exchange Commission pursuant to the Second Amended and Restated Registration Rights Agreement.
1.6.The Shares being purchased by Subscriber hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of taxes, liens, charges and restrictions on transfer other than liens or charges created by the holder thereof and other than restrictions under applicable state and federal securities laws, and subject to, and governed by, the Certificate of Designation. The Warrants have been duly authorized and validly issued, and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except for the public policy limitations on the enforceability of indemnification provisions for violations of the federal securities laws, and are subject to, and governed by, the terms of the Warrant Agreement. All shares of Common Stock which may be issued upon the exercise of the Warrants shall, upon exercise of the Warrants and payment for such shares in accordance therewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, charges and restrictions on transfer other than liens or charges created by the holder thereof and other than restrictions under applicable state and federal securities laws. The shares of Series A Preferred Stock issued by the Company on September 29, 2022 owned by Subscriber are subject to, and governed by, the Original Certificate of Designation, and, upon consummation of the transactions contemplated hereby, will have been reclassified to Series A-2 Preferred Stock (as defined in the Certificate of Designation) pursuant to the Certificate of Designation and will be subject to, and governed by, the terms of the Certificate of Designation.
1.7.Each of the Company and its subsidiaries has good and marketable title to its property that is real property and good and valid title to all of its other property, free and clear of all liens, charges and encumbrances except for Permitted Liens or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Company and its subsidiaries, taken as a whole, to conduct their businesses in the Ordinary Course of Business consistent with past practices.
1.8.To the Company’s Knowledge, the Company owns or possesses, or can acquire on commercially reasonable terms, sufficient legal rights to all Intellectual Property, technology, products, processes and know-how employed, manufactured or sold by the Company in the conduct of the Company’s business as now conducted, without any known conflict with, or infringement of, the rights of others. To the Company’s Knowledge, the Company owns or possesses, or believes it can acquire on commercially reasonable terms, sufficient legal rights to all Intellectual Property, technology, products, processes and knowhow as is necessary to the conduct of the Company’s business as presently proposed to be conducted, without any known conflict with, or infringement of, the rights of others. To the Company’s Knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. To the Company’s Knowledge, other than with respect to generally commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. To the Company’s Knowledge, the Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she has developed, invented or authored, or is yet to develop, invent or author, in the course of his or her employment or engagement by the Company that are related to the Company’s business as now conducted and as presently proposed to be conducted. To the Company’s Knowledge, any and all Intellectual Property that each employee or consultant of the Company has developed, invented or authored in the course of his or her employment or engagement by the Company that are related to the Company’s business as now conducted and as presently proposed to be conducted, were not so developed, invented, or authored jointly with another person unless the other person has also assigned such Intellectual Property to the Company. The Company has not embedded any open source, copyleft or community source code in any of its software that is distributed by the Company (i.e., source code that is licensed under any “open source” license agreement (i.e., license agreements listed or on http://www.opensonrce.org/licenses/alphabetical)). For purposes of this Section 5.8, the Company’s Knowledge means the actual knowledge of the Company’s executive officers with respect to an item, fact or matter. To the Company’s Knowledge, no action has been made or is pending or threatened, nor has the Company received any written notice of investigation from any Person or Governmental Authority, regarding the Company’s data security or data privacy policies or their collection, use, storage, processing, transfer or disclosure of personally identifiable information.
1.9.To the Company’s Knowledge, there has been no theft, breach of security, or unauthorized use, disclosure, or access of any personally identifiable information collected, maintained or stored by or on behalf of the Company (or any loss, destruction, compromise or unauthorized disclosure thereof), or any written allegation regarding the same.
1.10.To the Company’s Knowledge, none of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the consummation of the transactions contemplated hereby, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s Board of Directors. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s Knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s Knowledge, threatened, which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.
1.11.The Company and each of its subsidiaries possess all permits and licenses of governmental authorities that are required to conduct its business, except for such permits or licenses the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Company and its subsidiaries taken as a whole, to conduct their businesses in the Ordinary Course of Business consistent with past practices.
1.12.No current officer or director (or equivalent) of the Company or any of its subsidiaries (or, to the Company’s Knowledge, any Family Member of any such Person who is an individual or any entity in which any such Person or any such Family Member thereof owns a material interest): (a) has any interest in any material asset owned or leased by the Company or used in connection with the Business or (b) has engaged in any material transaction, arrangement or understanding with the Company since January 1, 2021 (other than payments made to, and other compensation provided to, officers and directors (or equivalent) in the Ordinary Course of Business or as otherwise disclosed in the SEC Reports).
1.13.Neither the Company nor any of its subsidiaries will be, at the time of the sale of the Shares to Subscriber, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party.
1.14.The Company’s recent filings under the Securities Act and Exchange Act, including, without limitation, all such filings during calendar year 2023 (the “SEC Reports”) do not contain any misstatement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
1.15.Since January 1, 2023, the Company has filed all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by the Company with the SEC. The financial statements included in the SEC Reports (the “Financial Statements”) were prepared in conformity with generally accepted accounting principles and fairly present, in all material respects, the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of operations and cash flows of the Company for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments none of which would reasonably be expected to be material to the Company. The Company has no disagreements with its outside independent public accountants which has had or would reasonably be expected to have a Material Adverse Effect.
1.16.The Company has no liabilities, obligations or commitments of any nature whatsoever, contingent or otherwise, that would be required to be reflected on a consolidated balance sheet of the Company that is prepared in accordance with GAAP, except (a) those which are reflected or reserved against in the Financial Statements, and (b) those which have been incurred in the Ordinary Course of Business.
1.17.Since the date of the latest balance sheet included in the SEC Reports, no event, circumstance or change has occurred that has caused, either in any case or in the aggregate, a Material Adverse Effect.
1.18.Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the

Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), with respect to the SEC Reports, and the Company has delivered to Subscriber a summary of any disclosure made by the Company’s management to the Company’s auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.
1.19.The Company has: (a) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its principal executive officer and principal financial officer; (b) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (c) evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (d) to the extent required by applicable Law, disclosed in such report or amendment any change in the Company’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
1.20.The Company has previously filed with the SEC Reports or otherwise provided to Subscriber true, correct and complete copies of each contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement.
1.21.There are no legal proceedings pending against the Company or, to the Company’s Knowledge, threatened against the Company, that challenge the Company’s right or power to enter into or perform any of its obligations under this Agreement, the Warrant Agreement or the Second Amended and Restated Registration Rights Agreement or that individually or in the aggregate are material to the Company. The Company is not (a) in violation of any applicable laws in any material respect, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental authority. During the past three years there has been no claim, suit, action, audit, investigation, inquiry or other proceeding pending or, to the Company’s Knowledge threatened against or affecting the Company, any of its subsidiaries or any Person that the Company or any such subsidiary has agreed to indemnify in respect thereof.
1.22.The Company is not, and, to the Company’s Knowledge, no director, officer, agent, employee or Affiliate of the Company is (a) currently subject to, nor conducting business with the subject of, OFAC, or (b) listed, nor conducting business with any Blocked Person.
Neither the Company nor any of its Affiliates or representatives, have taken any act that would cause the Company, as of the Closing, to be in violation of Anti-Corruption Laws. Without limiting the generality of the foregoing, neither the Company nor any of its Affiliates or representatives have taken any act in violation of Anti-Corruption Laws in furtherance of a payment, an offer, a promise to pay, or an authorization or ratification of a payment of any gift, money or anything of value (a) to a Government Official or any person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official to obtain or retain business, or (b) to secure an improper advantage. To the Company’s Knowledge there is no investigation of, or request for information from, the Company by law enforcement officials regarding a violation or potential violation of the Anti-Corruption Laws. The Company and its Affiliates have received no written allegation and conducted no internal investigation related to a violation or potential violation of the Anti-Corruption Laws. The Company has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption compliance policy. To the Company’s Knowledge, none of the officers, directors, employees, agents or members of the Company are or were Government Officials. No Government Official, Governmental Authority, or Blocked Person owns an interest, whether direct or, to the Company’s Knowledge, indirect, legal or beneficial, in the Company or has or will receive any legal or beneficial interest in payments made to the Company pursuant to this Agreement.
The Company is in material compliance with, and in the past have complied with, all Money Laundering Laws, including all applicable financial recordkeeping, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge threatened.
1.23.All material tax returns and reports of the Company required to be filed by it have been timely filed (taking into account any valid extensions), and all material taxes shown on such tax returns) to be due and payable and all material assessments, fees and other governmental charges upon the Company and upon its properties, assets, income, businesses and franchises which are due and payable have been paid prior to the time that any interest, penalties or additions to tax accrue or are assesable, except in each case those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles.
1.24.Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the assets, properties and businesses of the Company and its subsidiaries are subject to reasonable and customary insurance policies, (b) all material insurance policies of the Company and its subsidiaries are in full force and effect (except for policies that have expired in accordance with the terms in the ordinary course), and (c) no notice of cancellation or termination has been received with respect to any such policy.
1.25.Neither the Company nor any of its subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any person which is an investment company, within the meaning of said act.
1.26.All projections provided by the Company to Subscriber were reasonably prepared and based upon the good faith judgment of management of the Company. Notwithstanding the foregoing, Subscriber acknowledges and agrees that any such projections are inherently speculative and there can be no assurances that the Company will be able to meet the projections or that actual results will not be significantly lower than projected.
1.27.Neither the Company nor any of its subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its subsidiaries in connection with this Agreement or the Warrant Agreement or the transactions contemplated hereby or thereby.
1.28.The terms and rights set forth in this Agreement are as favorable to Subscriber as the terms and rights granted to all other investors entering into a similar agreement to purchase Shares. The Company has not entered into any subscription agreement, side letter or other agreement with any such other investor relating to such other investor’s direct or indirect investment in the Company’s Shares on terms and conditions (economic or otherwise) that are more advantageous to such other investor than Subscriber.
1.29.All of the Company’s Material Contracts are in writing and, to the Company’s Knowledge, are binding and enforceable against the parties thereto according to their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and, except as disclosed in the SEC Reports, none of the Company nor any of its subsidiaries is in default in any material respect in the performance, observance or fulfillment or any of the obligations, covenants or conditions contained in any Material Contract.
6.Indemnification.
1.1.Subscriber hereby agrees to indemnify and hold harmless the Company and the Company’s officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which they, or any of them, may incur by reason of Subscriber’s failure to fulfill any of the terms and conditions of this Agreement or by reason of Subscriber’s breach of any of his representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon Subscriber’s heirs, executors, administrators, representatives, successors and assigns.
1.2.The Company hereby agrees to indemnify and hold harmless Subscriber and Subscriber’s officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which they, or any of them, may incur by reason of the Company’s failure to fulfill any of the terms and conditions of this Agreement or by reason of the Company’s breach of any of its representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Company’s heirs, executors, administrators, representatives, successors and assigns.
7.Consent to Jurisdiction: Waiver of Jury Trial.

1.1.EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR, TO THE EXTENT THE COURTS OF NEW YORK DO NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT LOCATED IN NEW YORK CITY. EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS IDENTIFIED IN THE FOREGOING SENTENCE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS IN NEW YORK CITY FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE FOREGOING COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.
1.2.TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.2 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
1.3.This Section 7 is intended to benefit the security holders, agents, affiliates, associates, employees and controlling persons of the Company and Subscriber, each of whom shall be deemed to be a third party beneficiary of this Section 7, and each of whom may enforce this Section 7 to the full extent that the Company or Subscriber, as applicable, could do so if a controversy or claim were brought against it.
8.Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of New York.
9.Execution in Counterparts. This Agreement may be executed in one or more original or facsimile counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
10.Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.
11.No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each party hereto and to their respective successors and permitted assigns, and, except as provided in Section 6 and Section 7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
12.Legend Removal. The Company covenants that the legend on Shares described in Section 4.14 will be removed when the Shares are freely tradable as to volume and manner of sale under Rule 144.
13.Entire Agreement. This Agreement, when accepted by the Company, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.
14.Assignability. Subscriber acknowledges that he may not assign any of his rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without force or effect. Notwithstanding the foregoing, Subscriber may assign its rights, interests and obligations under this Agreement to any of its affiliated or managed funds.
15.Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by electronic mail or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, sent by electronic mail or, if mailed, three days after the date of deposit in the United States mail.
16.Interpretation.
1.1.When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.
1.2.Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.
17.Notwithstanding anything herein to the contrary, you and each other party to the Offering (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Offering, (ii) the identities of participants or potential participants in the Offering, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Offering), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the Offering.
18.Disclosure; Filings. The Company shall, by 9:30 a.m., New York City time, on the second (2nd) business day immediately following the date of this Agreement (the “Disclosure Time”), issue a press release that has been presented to and reviewed and approved by Subscriber announcing the execution of this Agreement and file a copy of such press release with the Securities and Exchange Commission on a Current Report on Form 8-K that has been presented to and reviewed and approved by Subscriber disclosing all material terms of the transactions contemplated hereby. From and after the Disclosure Time, the Company represents to Subscriber that the Company shall have publicly disclosed all material, non-public information regarding the Company delivered to Subscriber by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or any of its affiliates in connection with the transactions contemplated hereby. For the avoidance of doubt, no such press release or Form 8-K shall identify the identity of Subscriber except as required by federal securities laws. To the extent a Form D is required to be filed, the Company shall furnish a copy thereof to Subscriber for review two business days prior to filing, and shall incorporate in good faith any comments thereto reasonably received from Subscriber.
19.Plan of Reorganization.    The Parties intend that (i) this Agreement shall be a “plan of reorganization” pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.368-2(g) based on which the Reorganization Transactions occur and (ii) the Reorganization Transactions constitute a tax-free reorganization pursuant to Section 368(a)(1)(E) of the Code and any similar or analogous provisions of state and local law (the “Intended Tax Treatment”). Each of the Parties hereto will, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be required to carry out and give effect to the Reorganization Transactions. Each of the Parties will report the Reorganization Transaction on their applicable tax returns consistent with the Intended Tax Treatment and not take any inconsistent position in a tax proceeding or tax return, unless otherwise required pursuant to a final “determination” as defined under Section 1313(a) of the Code.

20.Taxes.
1.1.Notwithstanding anything to the contrary contained herein, the Company and Subscriber will agree upon an allocation of the purchase price between the Shares and the Warrants within sixty (60) days after the date hereof and to use such purchase price allocations for all income tax and financial accounting purposes with respect to this transaction; provided that, if they do not reach a final agreement, a mutually agreed upon independent accounting firm (the cost of which will be split equally between the Company and Subscriber) shall determine such allocation which shall be set forth in writing and shall be final and binding on the Company and Subscriber.
1.2.Unless otherwise required pursuant to a final “determination” as defined under Section 1313(a) of the Code or unless there is a change in law or additional guidance issued by the Internal Revenue Service, in each case applicable to the Shares and the Original Shares, each of the Company, Subscriber, and their respective affiliates (i) shall not treat any Accrued Dividend or the accrual of any Dividend, as defined in the Certificate of Designation, as well as any redemption premium attributable thereto or the Reorganization Transactions, as resulting in taxable dividend income to the holder of such Shares or Original Shares for U.S. federal income tax purposes under Section 305 of the Code or otherwise without a corresponding receipt of cash and also (ii) shall treat any amounts received in respect of the Warrants pursuant to Section 4.1.3 of the Warrant Agreement as a distribution of property made by a corporation to a shareholder with respect of its stock pursuant to Section 301 of the Code, and each of the Company and Subscriber shall take all actions consistent therewith, including the filing of any tax returns and in connection with any tax proceeding. The Company, Subscriber and their respective affiliates shall reasonably cooperate with each other in the structuring of any sale or redemption of Shares or the Original Shares so as not to treat any portion of the proceeds received by Subscriber from the sale or redemption as a dividend for U.S. federal income tax purposes under Section 302 of the Code or otherwise.
1.3.The Company and Subscriber agree that for U.S. federal income tax purposes, it is intended that an exercise of the Warrants on a “cashless basis” pursuant to Section 3.3.1(c) of the Warrant Agreement will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.
1.4.The Company covenants and agrees to use commercially reasonable efforts to avoid becoming a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code. The Company further covenants and agrees to use commercially reasonable efforts to monitor whether it is reasonably likely to become a USRPHC and provide a written notice to Subscriber at least twenty (20) business days prior to any event, as a result of which, the Company reasonably expects to be determined as a USRPHC.
1.5.The Company covenants and agrees to not, either directly or indirectly by amendment, merger, consolidation or otherwise, change the entity classification of the Company such that the Shares or Common Stock constitute equity ownership in an entity taxable as a partnership for U.S. federal income tax purposes.
21.DTC Eligibility. The Company covenants and agrees that it shall use its commercially reasonable efforts to make the Warrants eligible for clearance and for trading in book-entry form on the records of The Depository Trust Company as soon as practicable after the Closing, and in any event not later than 10 business days after the date of the Closing (the “Eligibility Deadline”).  Until the Warrants are so eligible, the Company covenants and agrees to (i) use its commercially reasonable efforts to facilitate any proposed transfer of the Warrants by Subscriber that complies with applicable law, including through the provision of any legal opinions, certifications or other documents requested by the Agent and customarily provided by issuers of securities in connection with any such transfers, and (ii) on the business day immediately following the Eligibility Deadline, and on each 10th business day anniversary of the Eligibility Deadline, the Company shall issue to Subscriber (or, if other than Subscriber, the then holder of the Warrants) a number of additional Warrants (the “Penalty Warrants”) equal to 10% of the number of Warrants then held by Subscriber or such other holder, which Penalty Warrants shall be deemed to be fully earned and non-refundable in each case upon issuance in accordance with the terms hereof.

SUBSCRIBER SIGNATURE PAGE
The undersigned, desiring to subscribe for shares of Series A Preferred Stock of the Company, as set forth below, acknowledges that the undersigned has received and understands the terms and conditions of the Agreement attached hereto and that the undersigned does hereby agree to all the terms and conditions contained therein.
IN WITNESS WHEREOF, the undersigned has hereby executed the Agreement as of the date written below.
Total Dollar Amount of Investment: $1,300,000
Number of Shares of Series A-3 Preferred Stock Subscribed for at $1,000 per share: 1,300 (together with 169,500 Warrants)
Date of Investment: December 14, 2023

Exact name(s) of Subscriber(s) (please print):	NH Credit Partner III Holdings L.P.
[***]
(Signature)
Residence or Mailing Address:	[***]
[***]
[***]
[***]
Mailing Address for Correspondence from the Company (if different from above):	N/A

        [Signature Page to Agreement]

IN WITNESS WHEREOF, the undersigned has hereby executed the Agreement and accepted the subscription set forth herein for the certain number of above specified Shares and Warrants, as of this 14 day of December, 2023.
    MONDEE HOLDINGS, INC.

By: /s/ Prasad Gundumogula
Name: Prasad Gundumogula Title: Chief Executive Officer

        [Signature Page to Agreement]